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                                                                      Exhibit 4
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                                 DATASCOPE CORP.

                             1995 STOCK OPTION PLAN

                           (as of September 19, 1995)

                  1. Purpose. The 1995 Stock Option Plan (the "Plan") of Datascope Corp. (the "Company"), a Delaware corporation, is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Certain of the options to be granted under the Plan are intended to satisfy the requirements for classification as "Incentive Stock Options" as defined in Section 422, of the Internal Revenue Code of 1986, as amended (the "Code"). (An option granted under the Plan which is intended to satisfy the requirements for classification as an Incentive Stock Option shall be referred to herein as a "Plan Incentive Stock Option.").

                  2. Amount and Source of Stock. The aggregate number and class of shares which may be the subject of options granted pursuant to the Plan is 750,000 shares ("Shares") of Common Stock, par value $.01 per share, of the Company, subject to adjustment as provided in paragraph 10, all of which may be subject to Plan Incentive Stock Options. Any one participant may be granted Options to purchase a maximum of 150,000 Shares in any one year, subject to adjustment as provided in paragraph 10. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from


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Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full, for any reason, including, without limitation, an option exchange pursuant to paragraph 13 hereof, or in the event that any Shares issued upon the exercise of an option granted hereunder shall be reacquired by the Company as provided in paragraph 12 hereof, then the Shares subject to the option so exercised or the Shares so reacquired shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan; provided, however, that in the case of a cancellation or termination of an option in the same fiscal year that such option was granted (or for purposes of determining the maximum number of options which may be granted to a participant under the Plan, the cancellation or termination of an option at any time), both the canceled option and the newly granted option shall be counted in determining whether the participant has received the maximum number of options permitted to be issued to any one participant under the Plan.

                  3. Administration of the Plan. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") comprised of three or more members of the Board, selected by the Board (the "Committee"). All of the members of the Committee shall be both "disinterested persons" as that term is described in Rule 16b-3(c)(2) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" as that term is defined for purposes of Section 162(m) of the Code (or any successor provision).

                  The Committee shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options

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may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee, with approval by the Board, shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject of stock options granted under the Plan, (ii) expands that class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan, (iv) decreases the minimum exercise price of such options, or (v) would require the approval of shareholders in order for options granted under the Plan to satisfy the requirements for performance based compensation for purposes of Code Section 162(m)(4)(C) (or successor provision) shall only be adopted by the Committee subject to Board and shareholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his or her rights under any option. The date on which the Committee, adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. Such resolutions shall also specify whether the option is or is not intended to qualify as a Plan Incentive Stock Option; provided, however, that in the event no such specification is made in such resolutions the Committee, will be deemed to have specified that such option is intended to qualify as a Plan

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Incentive Stock Option; provided, further, however that in the event the Code's requirements for qualification as an Incentive Stock Option are inconsistent with the terms of an option that is specified, whether explicitly or implicitly, as intended to qualify as a Plan Incentive Stock Option, then such specification shall be deemed changed to the minimum extent necessary to be consistent with such requirements of the Code. The adoption of any such resolution by the majority of the members of the Committee shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for-sale to said individual under the Plan.

                  4. Eligibility. All officers and key employees of the Company or subsidiaries of the Company, as determined by the Committee, shall be eligible to receive options hereunder; provided, however, that no Plan Incentive Stock Option shall be granted hereunder to any person who, together with his spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of such option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding Common Stock of the Company ("Ten Percent Shareholder"), unless the option granted to the Ten Percent Shareholder satisfies the additional conditions for options granted to Ten Percent Shareholders set forth in subparagraphs 5(a) and 6(a) hereof. For purposes of the Plan, a subsidiary shall mean any "subsidiary corporation" as defined in
Section 424(f) of the Code or, with respect to any option under the Plan that is not an Incentive Stock Option, any partnership of which the Company or any subsidiary of the Company is a general partner. From time to time the Committee shall, in its sole discretion,

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within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.

                  5. Option Price; Maximum Grant.

                  (a) The exercise price for the Shares purchasable under options granted pursuant to the Plan shall not be less than 100%, or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Committee in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 10.

                  (b) To the extent necessary for any Plan Incentive Stock Options to qualify as Incentive Stock Options, the aggregate fair market value, determined as of the Date of Grant, of the Shares subject to such options which may first become exercisable by an individual in any calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which Incentive Stock Options may be granted shall not exceed $100,000.

                  6. Term of Option.

                  (a) Subject to the provisions of the Plan, the Committee shall have absolute discretion in determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or noncumulative

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basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant. Unless the resolution granting an option provides otherwise, each option granted hereunder shall, subject to the provisions of paragraph 8 hereof, be exercisable for a period of ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant.

                  (b) The grant of options by the Committee shall be effective as of the date on which the Committee, shall authorize the option; provided, however, that no options granted hereunder shall be exercisable unless and until the holders shall enter into individual option agreements with the Company that shall set forth the terms and conditions of such options. Each such agreement shall expressly incorporate by reference the provisions of this Plan and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

                  7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount

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of the aggregate option price, (ii) certificates duly endorsed for transfer
(with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased, or (iii) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the shares covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

                  8. Exercise and Cancellation of Options Upon Termination of Employment or Death. Except as set forth below, if a holder shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, the option of such holder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option. If the termination of employment is due to retirement (as defined by the Committee in its sole discretion), the holder shall have the privilege of exercising any option that which the holder could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within three (3) months of the holder's retirement. If the termination of employment is

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due to disability (to an extent and in a manner as shall be determined by the
Committee in its sole discretion), he (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the termination of his employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the date of his death; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the holder's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment. Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder or to lay off or require a leave of absence of such option holder (with or without pay), at any time, with or without cause.

                  8A. Election to Have Shares Withheld.

                  (a) A holder may elect to have Shares withheld by the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Committee shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date

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on which the amount of withholding tax liability is determined (the "Tax Date").
If a holder elects within thirty (30) days of the date of exercise to be subject to withholding tax on the exercise date pursuant to the provisions of Section 83(b) of the Code, then the share withholding election may be made during such thirty (30) day period. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the Date of Grant, except, however, such six
(6) month condition shall not apply if the holder's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date, (y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

                  (b) A share withholding election shall be deemed made when written notice of such election, signed by the holder, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

                  (c) Upon exercise of an option by a holder, the Company shall transfer the total number of Shares subject to the option to the holder on the date of exercise, provided, however, that pursuant to subparagraph (d) below, the holder will be unconditionally obligated to tender shares back to the Company.

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                  (d) If a holder has made a share withholding election pursuant to this Section 8A; and (i) within thirty (30) days of the date of exercise of the option, the holder elects pursuant to the provisions of Section 83(b) of the Code to be subject to withholding tax on the date of-exercise of his option, then such holder will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee) equal to the amount of tax required to be withheld plus cash for any fractional amount, together with written notice to the Company informing the Company of the holder's election pursuant to
Section 83(b) of the Code; or (ii) if the holder has not made an election pursuant to the provisions of Section 83(b) of the Code, then on the Tax Date, such holder will be unconditionally obligated to tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee) equal to the amount of tax required to be withheld plus cash for any fractional amount.

                  9. Non-transferability of Options. No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 8 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

                  10. Adjustments Upon Changes in Capitalization.

                  (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification,

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capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. No such adjustment shall be made that (i) with respect to a Plan Incentive Stock Option, would violate Code Section 422, or successor provision or (ii) would constitute a cancellation and reissuance of an option for purposes of Code Section 162(m) to the extent such reissuance would result in the grant of options in excess of the maximum number of options permitted to be granted to any participant under the Plan. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Committee whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or

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changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

                  (b) If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right not less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided, that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their shares for securities, cash or other property issuable or deliverable pursuant to-such merger, consolidation, dissolution or liquidation. Such notice-shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.

                  11. General Restrictions.

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                  (a) No option granted hereunder shall be exercisable if the
Company shall, at any time in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or
(ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such actions shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

                  (b) The Committee may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder only for investment and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

                  12. Restrictions on Transfers of Shares; Repurchase by the Company.

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                  (a) Without the prior written consent of the Company, the
individual exercising an option hereunder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares acquired upon the exercise of options hereunder or any interest in any such Shares within seven (7) months following the date of such exercise. In the event that during the first six months of such period the option holder shall, for any reason (other than death), cease to be an officer or employee of the Company or its subsidiaries, then forthwith upon the occurrence of such event, the Company shall have the right for the duration of such seven month period to repurchase from the option holder, and upon the exercise of such right, the option holder shall be required to sell to the Company, all such Shares owned by him which are then subject to restriction under this subparagraph 12(a) for a price equal to the aggregate exercise price paid for such Shares. The Company may exercise its right to repurchase shares by mailing notice of exercise to the option holder prior to the expiration of the Company's repurchase right. In the event the Company repurchases such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of the sum of
(i) an amount of money in the form of cash or check equal to the amount, if any, paid by the optionee in cash or check as payment of the exercise price, and (ii) a number of Shares equal to the number of Shares, if any, paid by the optionee as payment of the exercise price, without regard to the then fair market value of such Shares. In the event the optionee had paid the option exercise price, in whole or in part, in Shares, then the Company shall delay such repurchase until six (6) months and ten (10) days from the date the optionee ceased to be an officer or employee of the Company or its subsidiaries.

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                  (b) The certificate or certificates delivered to individuals who exercise options hereunder to evidence Shares acquired upon any exercise of an option (as provided in paragraph 7 hereof) shall bear, in addition to any restrictive legend required by subparagraph 11(b) hereof, a legend summarizing the restrictions set forth in subparagraph (a) of this paragraph 12.

                  (c) In the event of the death of an option holder, all restrictions set forth in subparagraph (a) and provided for in subparagraph (b) of this paragraph shall terminate forthwith with respect to any and all Shares owned by such holder at the date of his death, but neither the termination of such restrictions upon the death of the holder nor any lapse of restrictions upon the expiration of any period specified in subparagraph 12(a) hereof shall affect the obligations of the holder (or his executor or administrator) to comply with the requirements of subparagraph 11(b) in connection with any sale or other disposition of any such Shares.

                  (d) Anything in the Plan to the contrary notwithstanding, the Committee, shall have the power, in its discretion, to lessen or eliminate the period of time during which the transfer of a holder's Shares is restricted under, and/or to eliminate or modify in the holder's favor the Company's right to repurchase Shares pursuant to, this paragraph 12, whether before or after any option is granted or exercised hereunder.

                  13. Exchange of Options. The Committee shall have the right to grant options hereunder that are granted subject to the condition that the grantee shall agree with the Company to terminate all or a portion of another option or options previously granted under the Plan. The Shares that had been issuable pursuant to the exercise of the option

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terminated in the exchange of options shall, upon such termination, again become available for issuance pursuant to the exercise of options under the Plan.

                  14. Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on September 18, 2005, and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

                  The Plan shall be submitted to the shareholders of the Company for approval in accordance with the applicable provisions of the Delaware General Corporation Law as promptly as practicable and in any event within one year after the date of the original adoption hereof by the Board. Any options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained within such time period, the Plan and any options granted hereunder shall be terminated.

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